EXHIBIT 10.15

FBR CAPITAL MARKETS CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

1.    ESTABLISHMENT OF PLAN.

FBR Capital Markets Corporation, a Virginia corporation (the “Company”), proposes to grant options (“Options”) for purchase of the Company’s common stock, $0.001 par value (“Common Stock”), to eligible employees of the Company and its Designated Affiliates (as hereinafter defined) pursuant to this 2007 Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, the term “Affiliate” means a “parent corporation” or “subsidiary corporation” as “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or successor provisions to such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition therein.

2.    STOCK SUBJECT TO PLAN.

The total number of shares of the Common Stock available for issuance under this Plan shall be 1,000,000 shares plus up to 1,400,000 shares reallocated to this Plan from the shares authorized for issuance under the Company’s 2006 Long-Term Incentive Plan. Such number shall be subject to adjustments effected in accordance with Section 16 of this Plan. Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by means of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under this Plan.

3.    PURPOSE.

The purpose of this Plan is to provide employees of the Company and its Designated Affiliates, as that term is defined in Section 5 of this Plan, with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Affiliates, and to provide an incentive for continued employment.

4.    ADMINISTRATION.

This Plan shall be administered by a committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”) consisting of at least two members, who need not be members of the Board and who may be eligible to participate in the Plan. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, the Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under this Plan, including all terms, conditions, restrictions, and limitations of Options; provided, however, that all participants granted Options under an offering pursuant to this Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5) except as required by applicable law. The Committee shall also have exclusive authority to interpret this Plan and may from time to time adopt rules and regulations of general application for this Plan’s administration. The Committee’s exercise of discretion and interpretation of this Plan, its rules and regulations, and all actions taken and determinations made by the Committee pursuant to this Plan shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to employees of the Company or to independent contractors, as it deems advisable. All expenses incurred in connection with the administration of this Plan shall be paid by the Company and the Designated Affiliates; provided, however, that the Committee may require a participant to pay any costs or fees in connection with the sale by the participant of shares of Common Stock acquired under this Plan or in connection with the participant’s request for the issuance of a certificate for shares of Common Stock held in the participant’s account under the Plan.

5.    ELIGIBILITY.

Any employee of the Company or a Designated Affiliate is eligible to participate in the Plan for any Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who are customarily employed for less than 20 hours per week;

(b) employees who are customarily employed for not more than five months in a calendar year;

(c) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424( d) of the Code, own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates or who, as a result of being granted Options under this Plan would own stock or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Affiliates;

(d) employees whose employment terms are covered by a collective bargaining agreement in situations where the applicable union or other collective bargaining unit has either refused to bargain with respect to this Plan as an employee benefit or has considered this Plan as a potential employee benefit and has rejected this Plan or has otherwise determined that employees which such union or other bargaining unit represents may not participate in this Plan; and

(e) employees who are citizens of a foreign country, which prohibits foreign corporations from granting, stock options to any of its citizens.

Notwithstanding the foregoing, an employee of the Company or a Designated Affiliate shall not be eligible to participate in the Plan for any Offering Period (as hereinafter defined) during which the employee has elected to participate in an employee stock purchase plan of an Affiliate that is intended to meet the requirements of Code section 423 (an “Affiliate Plan”).

For all purposes of this Plan, the term “Designated Affiliate” shall mean an Affiliate listed on Annex A to this Plan or any Affiliate which may hereafter be determined by the Committee or the Board to be a Designated Affiliate. A Designated Affiliate will cease to be a Designated Affiliate on the earlier of (i) the date the Committee or the Board determines that such Affiliate is no longer a Designated Affiliate or (ii) the date such Designated Affiliate ceases for any reason to be a “parent corporation” or “subsidiary corporation” as defined in Sections 424(e) and 424(f), respectively, of the Code.

6.    OFFERING PERIODS.

The offering periods of this Plan (individually, an “Offering Period”) shall be of periods not to exceed the maximum period permitted by Section 423 of the Code. Until determined otherwise by the Committee or the Board, (a) Offering Periods shall commence on January 1 and July 1 of each calendar year; provided, however, that the first Offering Period may begin on any date as shall be determined by the Committee or the Board, and (b) each Offering Period (with the exception of the first Offering Period if commenced on a date other than January 1 or July 1) shall consist of one six-month purchase period during which payroll deductions of the participants are accumulated under this Plan. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is referred to as the “Purchase Date.” Subject to the requirements of Section 423 of the Code, the Committee or the Board shall have the power to change the duration of Offering Periods with respect to future offerings if such change is announced at least 15 days prior to the Offering Date of the first Offering Period to be affected by such change.

7.    PARTICIPATION IN THIS PLAN.

Eligible employees may become participants in an Offering Period under this Plan on any Offering Date by delivering an enrollment form provided by the Company to the administrator for this Plan (“Plan Administrator”) not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Affiliate, on the immediately preceding business day) before such Offering Date unless a later time for filing the enrollment form authorizing payroll deductions is set by the Committee for all eligible employees with respect to a given Offering Period. Once an employee becomes a participant in the Plan with respect to an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from this Plan or terminates further participation in the Offering Period as set forth in Sections 13 and 14 below. Such participant is not required to file any additional enrollment form in order to continue participation in this Plan, except that the Committee may require the filing of new enrollment forms by participants who transfer to another division of the Company or a Designated Affiliate.

8.    GRANT OF OPTION ON ENROLLMENT.

Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant by the Company to such employee of an Option to purchase on the Purchase Date up to that number of whole shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s Employee Account (as defined in

Section 10(c)) during the Offering Period ending on such Purchase Date, by (b) the Purchase Price (as defined in Section 9); provided, however, that the number of shares which may be purchased pursuant to an Option may in no event exceed the number of shares determined in the manner set forth in Section 11(b) of the Plan or such other maximum number of shares as may be specified in the future by the Committee in lieu of the limitation set forth in Section 11(b).

9.    PURCHASE PRICE.

The purchase price per share (the “Purchase Price”) at which a share of Common Stock will be sold in any Offering Period shall initially be the lower of (a) 85 percent of the fair market value of such share on the Offering Date or (b) 85 percent of the fair market value of such share on the Purchase Date; provided, however, that in no event may the purchase price per share of Common Stock be below the par value per share of Common Stock.

For purposes of this Plan, the “fair market value” of a share of Common Stock on a particular date shall be deemed to be the closing price of a share of Common Stock as reported on the principal stock exchange on which the shares are listed for trading for the immediately preceding day or, if no closing price was recorded on such day, then on the next preceding day on which such a closing price was recorded. If the Common Stock is not listed on an exchange, fair market value shall be determined by the Committee using any reasonable method and in good faith. The Committee may change the manner in which the Purchase Price is determined with respect to future offerings (provided such determination does not have the effect of lowering the Purchase Price to an amount less than that which would be computed utilizing the method for determining the Purchase Price set forth in the first paragraph of this Section 9) if such changed manner of computation is announced at least 15 days prior to the Offering Date of the first Offering Period to be affected by such change.

10.    PURCHASE OF SHARES; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES.

(a) Funds contributed by each participant for the purchase of shares under this Plan shall be accumulated by regular payroll deductions made during each Offering Period. The deductions shall be made as a percentage of the participant’s Compensation in 1 percent increments comprising not less than 1 percent and not more than 15 percent of the participant’s Compensation. As used herein, “Compensation” shall mean all base salary, cash bonuses, wages, commissions, and overtime; provided, however, that, for purposes of determining a participant’s Compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. “Compensation” does not include severance pay, hiring and relocation allowances, pay in lieu of vacation, automobile allowances, imputed income arising under any Company group insurance or benefit program, income received in connection with stock options, or any other special items of remuneration. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Plan Administrator a new authorization for payroll deductions on a form provided by the Company, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the Plan Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed pursuant to this Section 10(b). Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than two increases and two decreases may be made effective during any Offering Period. Notwithstanding the foregoing, a participant may lower the rate of payroll deductions to zero for the remainder of the Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Plan Administrator a new authorization for payroll deductions not later than the 15th day of the month (or if such date is not a business day, the immediately preceding business day) before the beginning of such Offering Period. A participant who has decreased the rate of withholding to zero will be deemed to continue as a participant in the Plan until the participant withdraws from the Plan in accordance with the provisions of Section 13 or his or her participation is terminated in accordance with the provisions of Section 14. A participant shall have the right to withdraw from this Plan in the manner set forth in Section 13 regardless of whether the participant has exercised his or her right to lower the rate at which payroll deductions are made during the applicable Offering Period.

(c) All payroll deductions made for a participant will be credited to an unfunded and unsecured bookkeeping account maintained on behalf of the participant (the “Employee Account”) and deposited with the general funds of the Company. No interest will accrue on payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Contributions to an Employee Account other than by payroll deduction are not permitted.

(d) On each Purchase Date, provided that the participant has not withdrawn from the Plan pursuant to Section 13 or terminated employment pursuant to Section 14, in either case on or before the 15th day (or if such date is not a business day, on the immediately preceding business day) of the last month of the Offering Period in accordance with Section 13 or 14 of this Plan, or the Plan has not been terminated prior to the date referred to in the foregoing clause, the Company shall apply the funds then in the participant’s Employee Account to the purchase at the Purchase Price of whole shares of Common Stock issuable under the Option granted to such participant with respect to the Offering Period to the extent that such Option is exercisable on the Purchase Date. Shares may be purchased in the public equity markets, directly from the Company or in privately negotiated transactions.

(e) During a participant’s lifetime, such participant’s Option to purchase shares hereunder is exercisable only by him or her or, in the event of the participant’s disability, the participant’s legal representatives. The participant will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

(f) Unless the Committee shall in the future determine otherwise, the maximum amount which may be deducted from any participant’s Compensation for the purpose of purchasing Common Stock under this Plan shall not exceed $21,250 in any single calendar year.

(g) No fractional shares of Common Stock shall be purchased by or issued to a participant. Any portion of the payroll deductions credited to an Employee Account which is not utilized to purchase Common Stock because it is insufficient to purchase an additional whole share of Common Stock shall be retained in the participant’s Employee Account and applied to the purchase of Common Stock in the succeeding Offering Period. No interest will accrue on any amounts retained in an Employee Account.

11.    LIMITATIONS ON RIGHTS TO PURCHASE.

(a) No employee shall be granted an Option to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all Affiliate Plans, exceeds $25,000 in fair market value, determined as of the applicable date of the grant of the Option, for each calendar year in which the employee participates in this Plan (or any other employee stock purchase plan described in this Section 11 (a)).

(b) The number of shares which may be purchased by any employee on the first Purchase Date to occur in any calendar year may not exceed the number of shares determined by dividing $25,000 by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which such Purchase Date occurs. The number of shares which may be purchased by any employee on any subsequent Purchase Date which occurs in the same calendar year (as that referred to in the preceding sentence) shall not exceed the number of shares determined by performing the calculation described below, with all computations to be made to the nearest ten thousandth of a whole share of Common Stock or one hundredth of one cent, as the case may be.

Step One: The number of shares purchased by the employee during any previous Offering Period which occurred in the same calendar year shall be multiplied by the fair market value (as defined in Section 9) of a share of Common Stock on the first day of such previous Offering Period in which such shares were purchased or the number of shares purchased by the employee under an Affiliate Plan during any previous offering period under such plan which occurred in the same calendar year shall be multiplied by the fair market value of such shares on the first day of such previous offering period.

Step Two: The amount determined in Step One shall be subtracted from $25,000.

Step Three: The amount determined in Step Two shall be divided by the fair market value (as defined in Section 9) of a share of Common Stock on the Offering Date of the Offering Period in which the subsequent Purchase Date (for which the maximum number of shares which may be purchased is being determined by this calculation) occurs. The quotient so obtained shall be the maximum number of shares that may be purchased by any employee on such subsequent Purchase Date.

Subject to the limitations of Section 423 of the Code, the Committee may from time to time determine that a different maximum number of shares may be purchased on any given Purchase Date in lieu of the maximum amounts described above in this Section 11(b), in which case the number of shares which may be purchased by any employee on such Purchase Date may not exceed such different limitation.

(c) If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s Option to each participant affected thereby.

(d) Any payroll deductions accumulated in an Employee Account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period without interest.

12.    EVIDENCE OF STOCK OWNERSHIP.

(a) As soon as administratively practicable following the Purchase Date, the shares of Common Stock purchased on behalf of a participant pursuant to the exercise of his or her Option will be credited to an account at the Company’s transfer agent or with a securities brokerage firm, as determined by the Company (the “Plan Financial Agent”), in the name of the participant. By electing to participate in the Plan, a participant will be deemed to authorize the establishment of an account (the “Stock Account”) in his or her name with the Plan Financial Agent selected by the Company. A participant may request that the Plan Financial Agent arrange, subject to any applicable fee, for the delivery to the participant or an account designated by the participant of some or all of the Common Stock held in the participant’s Stock Account. If the participant desires to sell some or all of his or her shares of Common Stock held in his or her Stock Account, he or she may do so either (i) by disposing of the shares of Common Stock through the Plan Financial Agent subject to any applicable fee, or (ii) through such other means as the Company may permit.

(b) Following termination of a participant’s employment with the Company and its Affiliates for any reason, the participant shall have a period of 30 days to notify the Plan Financial Agent whether such participant desires (i) to receive a certificate representing all shares then in the participant’s Stock Account with the Plan Financial Agent, (ii) to transfer the shares in the participant’s Stock Account to a securities account designated by the participant, or (iii) to sell the shares in the participant’s Stock Account through the Plan Financial Agent. If the terminated participant fails to file such notice with the Plan Financial Agent within 30 days after termination, he or she shall be deemed to have elected the alternative set forth in clause (i) above.

(c) Dividends credited to a participant’s Stock Account shall be paid periodically to a participant at such times as the Board or the Committee shall designate. Copies of annual reports, proxy statements and any other materials issued to shareholders of the Company generally will be mailed to a participant provided the balance in his or her Stock Account is one share of Common Stock or more. In the absence of timely instructions from a participant with respect to tenders or exchanges of shares of Common Stock, the Company and the Plan Financial Agent will be deemed authorized to tender or exchange the participant’s shares of Common Stock held in his or her Stock Account whenever the Company deems it to be in the best interest of the participant to do so.

13.    WITHDRAWAL.

Each participant may withdraw from participation in the Plan by signing and delivering to the Plan Administrator a written notice to that effect on a form provided by the Company for such purpose. Upon withdrawal from this Plan, the participant’s participation in this Plan shall terminate, subject to Section 15. In the event a participant elects to withdraw from the Plan pursuant to this Section 13, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any subsequent Offering Period by filing a new enrollment form in the same manner as set forth above for initial participation in this Plan.

14.    TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE.

Termination of a participant’s employment with the Company and its Affiliates for any reason, including resignation, retirement termination or death, or the failure of a participant to remain an eligible employee, immediately terminates his or her participation in this Plan, subject to Section 15. For purposes of this Section 14, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of any leave of absence approved by the Committee.

15.    RETURN OF PAYROLL DEDUCTIONS.

In the event a participant’s participation in this Plan is terminated by withdrawal pursuant to Section 13 or termination of employment pursuant to Section 14, or in the event this Plan is terminated by the Board, the Company shall promptly deliver to the participant, or in the case of the participant’s death to his or her beneficiaries or heirs, all payroll deductions of the participant which have not yet been applied to the purchase of stock; provided, however, that if such withdrawal or termination of employment occurs later than the 15th day of the last month of an Offering Period (or if such date is not a business day, on the preceding business day), then such payroll deductions will be utilized to purchase Common Stock for the participant on the Purchase Date at the end of such Offering Period; provided, further, that upon termination of the Plan the Board may accelerate the Purchase Date. No interest shall accrue on the payroll deductions of a participant in this Plan.

16.    CAPITAL CHANGES.

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company or sale of all or substantially all of the Company’s assets or stock then the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the maximum number and kind of shares of stock subject to this Plan as set forth in Sections 1 and 2, the number and kind of shares subject to outstanding Options, and/or the Purchase Price. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

17.     NONASSIGNABILITY.

Neither payroll deductions credited to an Employee Account nor any rights with regard to the exercise of an Option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 23 hereof) by the participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be void and without effect.

18.     REPORTS AND STATUS OF ACCOUNTS.

Individual account records will be maintained for each participant’s Employee Account and Stock Account. The Plan Financial Agent shall send to each participant promptly after the end of each Offering Period a report of his or her account setting forth with respect to such Offering Period the number of shares purchased and the price per share thereof, and also setting forth the total number of shares then held in his or her Stock Account. Neither the Company nor any Designated Affiliate shall have any liability for any error or discrepancy in any such report.

19.     NO RIGHTS TO CONTINUED EMPLOYMENT; NO IMPLIED RIGHTS.

Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such employee’s employment. The grant of any Option hereunder during any Offering Period shall not give a participant any right to similar grants thereafter.

20.     EQUAL RIGHTS AND PRIVILEGES.

All eligible employees shall have equal rights and privileges with respect to this Plan except as required by applicable law so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Board, or the Committee, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.     AMENDMENT OF PLAN.

The Board may amend this Plan in such respects as it shall deem advisable; provided, however, that stockholder approval will be required for any amendment that will increase the total number of shares as to which Options may be granted under this Plan or, but for such shareholder approval, cause this Plan to fail to continue to qualify as an “employee stock purchase plan” under Section 423 of the Code.

22.     TERMINATION OF THE PLAN.

The Board may suspend or terminate this Plan at any time. Unless this Plan shall have been terminated by the Board, this Plan shall terminate on, and no Options shall be granted after, December 14, 2016. No Options shall be granted during any period of suspension of this Plan.

23.    DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation on a form provided by the Company of a beneficiary who is to receive any cash and shares, if any, from the participant’s Employee Account and Stock Account under this Plan in the event of such participant’s death.

(b) Such designation of beneficiary may be changed by the participant at any time on a form provided by the Company for such purpose. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such cash or shares to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash or shares to the spouse or to any one or more dependents or relatives of the participant or, if no spouse, dependent, or relative is known to the Company, to such other person as the Company may in good faith determine to be an appropriate designee.

24.    CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES.

No shares shall be issued with respect to an Option unless the Plan is approved by shareholders on or before June 30, 2007 (and if such approval is not obtained, the balance credited to each employee’s Employee Account shall be refunded to such employee). Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.    PLAN DATES.

The effective date of the Plan is January 1, 2007, subject to the approval of the Company’s shareholders on or before June 30, 2007. The first Offering Period under the Plan shall commence on January 1, 2007.

ANNEX A TO

2007 EMPLOYEE STOCK PURCHASE PLAN

DESIGNATED AFFILIATES

AS OF JANUARY 1, 2007

The “Affiliates” of FBR Capital Markets Corporation that are “Designated Affiliates” for purposes of Section 5 of the 2007 Employee Stock Purchase Plan are as follows:

Friedman, Billings, Ramsey & Co., Inc.

FBR Fund Advisors, Inc.

FBR Investment Management, Inc.

Friedman, Billings, Ramsey International Ltd.

FBR Capital Markets PT, Inc.